Exhibit 99.1

East West Bancorp, Inc.
135 N. Los Robles Ave., 7th Fl.
Pasadena, CA 91101
Tel. 626.768.6000

NEWS RELEASE

FOR INVESTOR INQUIRIES, CONTACT:
Irene Oh	Julianna Balicka
Chief Financial Officer	Director of Investor Relations and Corporate Finance
T: (626) 768-6360	T: (626) 768-6985
E: irene.oh@eastwestbank.com	E: julianna.balicka@eastwestbank.com

EAST WEST BANCORP REPORTS RECORD NET INCOME FOR 2021
OF $873 MILLION AND DILUTED EARNINGS PER SHARE OF $6.10,
BOTH UP BY 54% FROM THE PRIOR YEAR; INCREASES DIVIDEND BY 21%

Pasadena, California – January 27, 2022 – East West Bancorp, Inc. (“East West” or the “Company”) (Nasdaq: EWBC), parent company of East West Bank, today reported its financial results for the full year and fourth quarter of 2021. For the full year 2021, net income was $873.0 million, or $6.10 per diluted share. For the fourth quarter of 2021, net income was $217.8 million, or $1.52 per diluted share.

“East West achieved record earnings in 2021. Our record total revenue of $1.8 billion grew by 13% year-over-year and our record net income of $873 million grew by 54%,” stated Dominic Ng, Chairman and Chief Executive Officer of East West. “We delivered an attractive return on assets of 1.5% and a return on tangible equity1 of 17.2% in 2021. Our outstanding financial performance reflected robust net interest income and fee income growth, industry-leading efficiency, and substantially improved asset quality. Year-over-year, nonperforming assets decreased by 56% and criticized loans declined by 32%.”

“Total loans reached a record $41.7 billion as of December 31, 2021. Loans grew by $4.3 billion or 12% year-over-year, excluding the impact of the Paycheck Protection Program. Total deposits grew to $53.4 billion as of December 31, 2021, an increase of $8.5 billion or 19% year-over-year, driven by strong growth in noninterest-bearing demand deposits. Demand deposits now make up 43% of our deposits, up from 36% a year ago.”

“We wish to thank our team of more than 3,000 associates who work tirelessly to support our customers in their banking needs. Our ability to deliver strong financial performance year in, year out is a direct result of the hard work and dedication of our associates and their commitment to serve our customers with excellence,” continued Ng.

“We are entering 2022 from a position of strength and are pleased to announce a 21% increase in our common stock dividend. We expect to deliver yet another year of outstanding profitability for our shareholders, supported by solid loan and deposit growth, healthy capital levels, and the asset sensitive nature of our balance sheet in a rising interest rate environment,” concluded Ng.

[1] See reconciliation of GAAP to non-GAAP financial measures in Table 13.

FINANCIAL HIGHLIGHTS

	Twelve Months Ended	Year-over-Year Change
($ in millions)	December 31, 2021	$	%

Total Loans (incl. PPP)	$41,694	$3,302	9%
Total Loans (excl. PPP)	41,160	4,336	12
Total Deposits	53,351	8,488	19
Total Revenue	$1,817	$205	13%
Net Income	873	305	54

BALANCE SHEET

•Total Assets – Total assets reached $60.9 billion as of December 31, 2021, compared with $61.0 billion as of September 30, 2021. Year-over-year, total assets grew $8.7 billion or 17% from $52.2 billion as of December 31, 2020.

Fourth quarter 2021 average interest-earning assets of $58.9 billion grew by $704.6 million, or 5% linked quarter annualized, from $58.2 billion in the third quarter of 2021. The quarter-over-quarter growth in average interest-earning assets mainly consisted of a $1.1 billion increase in average available-for-sale (“AFS”) debt securities and a $572.4 million increase in average loans, partially offset by a $986.0 million decrease in average interest-bearing cash and deposits with banks. Excluding Paycheck Protection Program (“PPP”) loans, average loans grew by $1.0 billion, or 10% linked quarter annualized.

•Record Loans – Total loans reached $41.7 billion as of December 31, 2021, up by $1.2 billion, or 12% annualized, from $40.5 billion as of September 30, 2021. Excluding PPP loans, total loans grew by $1.5 billion, or 15% linked quarter annualized, with growth well diversified throughout our major loan categories of commercial real estate (“CRE”), commercial and industrial (“C&I”), and residential mortgage. Year-over-year, total loans grew 9% from $38.4 billion as of December 31, 2020. Excluding PPP loans, total loans grew $4.3 billion or 12% year-over-year. PPP loans totaled $534.2 million as of December 31, 2021.

Fourth quarter 2021 average loans of $40.5 billion grew by $572.4 million, or 6% linked quarter annualized. Excluding PPP loans, average loans grew by $1.0 billion, or 10% annualized, from the third quarter of 2021. The strongest growth was from average C&I loans (excluding PPP), which increased 16% linked quarter annualized. Average total CRE loans and average residential mortgage loans both increased 8% linked quarter annualized.

•Total Deposits – Total deposits were $53.4 billion as of December 31, 2021, essentially unchanged from $53.4 billion as of September 30, 2021, and up $8.5 billion or 19% from $44.9 billion as of December 31, 2020. Noninterest-bearing demand deposits totaled $22.8 billion as of December 31, 2021, down by $330.0 million, or 6% annualized, from $23.2 billion as of September 30, 2021, and up by $6.5 billion, or 40%, from $16.3 billion as of December 31, 2020. Noninterest-bearing demand deposits made up 43% of total deposits as of both December 31, 2021 and September 30, 2021, up from 36% as of December 31, 2020.

Fourth quarter 2021 average deposits of $54.3 billion grew by $819.6 million, or 6% linked quarter annualized. Growth in the fourth quarter average deposits was led by noninterest-bearing demand deposits, which increased by $850.0 million, or 15% linked quarter annualized. This was followed by 10% annualized growth in money market deposits, partially offset by decreases in time and interest-bearing checking accounts.

•Strong Capital Levels – As of December 31, 2021, stockholders’ equity was $5.8 billion, or $41.13 per common share, and tangible equity2 per common share was $37.79. Tangible equity per common share increased by 3% quarter-over-quarter and increased by 12% year-over-year. As of December 31, 2021, the tangible equity to tangible assets ratio2 was 8.88%, the common equity tier 1 (“CET1”) capital ratio was 12.8%, and the total risk-based capital ratio was 14.1%.

[2] See reconciliation of GAAP to non-GAAP financial measures in Table 13.

•Dividend Increase – The first quarter 2022 common stock dividend was increased by 21%, or seven cents per share. The new quarterly dividend is $0.40 per share, up from $0.33 per share. The new annual dividend is $1.60 per share, compared with $1.32 per share previously.

OPERATING RESULTS

Full Year Earnings – Full year 2021 net income was $873.0 million, or $6.10 per diluted share, an increase of 54% from $567.8 million, or $3.97 per diluted share, for the full year 2020.

Fourth Quarter Earnings – Fourth quarter 2021 net income was $217.8 million, or $1.52 per diluted share, compared with $225.4 million, or $1.57 per diluted share, for the third quarter of 2021. Quarter-over-quarter, net income decreased by 3% and diluted earnings per share decreased by 3.5%.

Fourth Quarter 2021 Compared to Third Quarter 2021

Net Interest Income and Net Interest Margin
Net interest income (“NII”) totaled $405.7 million, an increase of 10% annualized from $395.7 million. Net interest margin (“NIM”) of 2.73% increased by three basis points from 2.70%.
•Excluding the impact of PPP loans, adjusted NII3 totaled $396.1 million, an increase of 16% annualized from $380.5 million. PPP loans contributed $9.6 million to NII in the fourth quarter, compared with $15.2 million in the third quarter.
•Adjusted NII growth reflected higher interest income from growth in loans and AFS debt securities, as well as lower interest expense because of a lower cost of funds.
•Adjusted NIM3 of 2.70% increased by six basis points from 2.64%. The quarter-over-quarter adjusted NIM expansion was driven by a favorable shift in the asset mix into higher interest earning assets, and a lower cost of deposits.
•The average loan yield was 3.59%, down two basis points from the third quarter, and the adjusted average loan yield3 of 3.56% was unchanged quarter-over-quarter.
•The average cost of funds of 0.12% decreased by two basis points from 0.14%. This reflected growth in average demand deposits, and a continued decline in the cost of interest-bearing deposits. The average cost of deposits of 0.10% decreased by two basis points from 0.12%.

Noninterest Income
Noninterest income totaled $71.5 million in the fourth quarter, compared with $73.1 million in the third quarter.
•Quarter-over-quarter, lending fees increased $3.2 million or 18%, reflecting higher syndication, trade finance and loan commitment fees. Deposit account fees increased $1.5 million or 8%, due to growth in commercial account fees.
•Interest rate contracts (“IRC”) and other derivative income was $1.9 million in the fourth quarter, compared with $7.2 million in the third quarter. The $5.2 million quarter-over-quarter decrease was due to lower customer-driven IRC revenue and a smaller favorable change in the credit valuation adjustment, compared with the previous quarter.

[3] See reconciliation of GAAP to non-GAAP financial measures in Table 14.

Noninterest Expense
Noninterest expense totaled $210.1 million in the fourth quarter, compared with $205.4 million in the third quarter. Fourth quarter noninterest expense consisted of $177.7 million of adjusted noninterest expense4, $31.8 million in amortization of tax credit and other investments, and $0.6 million in amortization of core deposit intangibles.
•Adjusted noninterest expense of $177.7 million increased by 7% from $166.7 million in the third quarter. The quarter-over-quarter change reflects increased bonus and incentive compensation expense in the fourth quarter, which was primarily related to full year business activity, as well as higher charitable contributions in other operating expense.
•Amortization of tax credit and other investments totaled $31.8 million, compared with $38.0 million in the third quarter. Quarter-over-quarter variability in the amortization of tax credits and other investments partially reflects the impact of investments that close in a given period.
•The adjusted efficiency ratio4 was 37.2% in the fourth quarter, compared with 35.6% in the third quarter.

TAX RELATED ITEMS

Full year 2021 income tax expense was $183.4 million and the effective tax rate was 17.4%, compared with income tax expense of $118.0 million and an effective tax rate of 17.2% for the full year 2020. Fourth quarter 2021 income tax expense was $59.3 million and the effective tax rate was 21.4%, compared with income tax expense of $48.0 million and an effective tax rate of 17.5% for the third quarter of 2021.

ASSET QUALITY

Quarter-over-quarter, nonperforming assets (“NPAs”) decreased by 40%, to 0.17% of total assets, and criticized loans were down 18%, to 2.00% of loans held-for-investment (“HFI”). Year-over-year, NPAs decreased by 56% and criticized loans decreased by 32%.
1
•The NPA ratio improved by 11 basis points quarter-over-quarter and by 28 basis points year-over-year. As of December 31, 2021, NPAs were $103.5 million, or 0.17% of total assets, compared with $172.6 million, or 0.28% of total assets, as of September 30, 2021, and $234.9 million, or 0.45% of total assets, as of December 31, 2020.
•The criticized loan ratio improved by 50 basis points quarter-over-quarter and by 117 basis points year-over-year. As of December 31, 2021, criticized loans totaled $833.1 million, or 2.00% of loans HFI, compared with $1.0 billion, or 2.50% of loans HFI, as of September 30, 2021, and $1.2 billion, or 3.17% of loans HFI as of December 31, 2020.
•The allowance for loan losses (“ALLL”) totaled $541.6 million, or 1.30% of loans HFI, as of December 31, 2021, compared with $560.4 million, or 1.38% of loans HFI, as of September 30, 2021, and $620.0 million, or 1.61% of loans HFI, as of December 31, 2020. The quarter-over-quarter decrease in the ALLL largely reflects an improved macroeconomic forecast, partially offset by higher downside scenario weightings. Consequently, the Company recorded a negative $10.0 million provision for credit losses during the fourth quarter of 2021.
•Fourth quarter 2021 net charge-offs were $9.8 million, or annualized 0.10% of average loans HFI, down from $13.5 million, or annualized 0.13% of average loans HFI, for the third quarter of 2021. The net charge-off ratio for the full year of 2021 was 0.13%, a decrease from 0.17% for the full year 2020.

[4] See reconciliation of GAAP to non-GAAP financial measures in Table 12.

CAPITAL STRENGTH

Capital levels for East West are strong. The following table presents the regulatory capital metrics as of December 31, 2021, September 30, 2021, and December 31, 2020.

EWBC Risk-Based Capital Ratios
($ in millions)	December 31, 2021 (a)	September 30, 2021 (a)	December 31, 2020 (a)
CET1 capital ratio	12.8%	12.8%	12.7%
Tier 1 capital ratio	12.8%	12.8%	12.7%
Total capital ratio	14.1%	14.2%	14.3%
Leverage ratio	9.0%	8.8%	9.4%
Risk-Weighted Assets (“RWA”) (b)	$43,594	$42,128	$38,406

(a)The Company has elected to use the 2020 CECL transition provision in the calculation of its December 31, 2021, September 30, 2021 and December 31, 2020 regulatory capital ratios. The Company’s December 31, 2021 regulatory capital ratios and RWA are preliminary.
(b)Under regulatory guidelines, on-balance sheet assets and credit equivalent amounts of derivatives and off-balance sheet items are assigned to one of several broad risk categories based on the nature of the obligor, or, if relevant, the guarantor or the nature of any collateral. The aggregate dollar value in each risk category is then multiplied by the risk weight associated with that category. The resulting weighted values from each of the risk categories are aggregated for determining total RWA.

DIVIDEND PAYOUT AND CAPITAL ACTIONS

East West’s Board of Directors has declared first quarter 2022 dividends for the Company’s common stock. The common stock cash dividend of $0.40 per share is payable on February 22, 2022 to stockholders of record on February 7, 2022. This represents a 21% increase, or seven cents per share, to the quarterly common stock dividend, up from $0.33 per share previously. The new annual dividend is $1.60 per share, compared with $1.32 per share previously.

On March 3, 2020, East West’s Board of Directors authorized the repurchase of up to $500 million of East West’s common stock. East West did not repurchase any shares during the fourth quarter of 2021, and has not repurchased any shares since the first quarter of 2020, under this authorization.

Conference Call

East West will host a conference call to discuss fourth quarter and full year 2021 earnings with the public on Thursday, January 27, 2022, at 8:30 a.m. PT/11:30 a.m. ET. The public and investment community are invited to listen as management discusses fourth quarter and full year 2021 results and operating developments.
•The following dial-in information is provided for participation in the conference call: calls within the U.S. – (877) 506-6399; calls within Canada – (855) 669-9657; international calls – (412) 902-6699.
•A presentation to accompany the earnings call will be available on the Investor Relations page of the Company’s website at www.eastwestbank.com/investors.
•A listen-only live broadcast of the call will also be available on the Investor Relations page of the Company’s website at www.eastwestbank.com/investors.
•A replay of the conference call will be available on January 27, 2022, at 11:30 a.m. PT through February 27, 2022. The replay numbers are: within the U.S. – (877) 344-7529; within Canada – (855) 669-9658; international calls – (412) 317-0088; and the replay access code is: 7293241.

About East West

East West Bancorp, Inc. is a public company with total assets of $60.9 billion and is traded on the Nasdaq Global Select Market under the symbol “EWBC”. The Company’s wholly owned subsidiary, East West Bank, is one of the largest independent banks headquartered in California, operating over 120 locations in the United States and in China. The Company’s markets in the United States include California, Georgia, Massachusetts, Nevada, New York, Texas and Washington. In China, East West’s presence includes full-service branches in Hong Kong, Shanghai, Shantou and Shenzhen, and representative offices in Beijing, Chongqing, Guangzhou, and Xiamen. For more information on East West, visit the Company’s website at www.eastwestbank.com.

Forward-Looking Statements
Certain matters set forth herein (including any exhibits hereto) contain forward-looking statements that are intended to be covered by the safe harbor for such statements provided by the Private Securities Litigation Reform Act of 1995. In addition, the Company may make forward-looking statements in other documents that it files with, or furnishes to, the U.S. Securities and Exchange Commission (“SEC”) and management may make forward-looking statements to analysts, investors, media members and others. Forward-looking statements are those that do not relate to historical facts, and are based on current expectations, estimates and projections about the Company’s industry, management’s beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond the Company’s control. These statements relate to the Company’s financial condition, results of operations, plans, objectives, future performance and/or business. They usually can be identified by the use of forward-looking language, such as “anticipates,” “assumes,” “believes,” “can,” “continues,” “could,” “estimates,” “expects,” “forecasts,” “goal,” “intends to,” “likely,” “may,” “might,” “objective,” “plans,” “potential,” “projects,” “target,” “trend,” “remains,” “should,” “will,” “would,” or similar expressions, and the negative thereof. You should not place undue reliance on these statements, as they are subject to risks and uncertainties, including, but not limited to, those described in the documents incorporated by reference. When considering these forward-looking statements, you should keep in mind these risks and uncertainties, as well as any cautionary statements the Company may make. Moreover, you should treat these statements as speaking only as of the date they are made and based only on information then actually known to the Company.

There are a number of important factors that could cause future results to differ materially from historical performance and these forward-looking statements. Factors that might cause such differences, include, but are not limited to: changes in the global economy, including an economic slowdown, or market disruption, level of inflation, interest rate environment, housing prices, employment levels, rate of growth and general business conditions; the impact of any future federal government shutdown and uncertainty regarding the federal government’s debt limit; changes in local, regional and global business, economic and political conditions and geopolitical events; the economic, financial, reputational and other impacts of the ongoing COVID-19 global pandemic including variants thereof and any other pandemic, epidemic or health-related crisis, as well as a deterioration of asset quality and an increase in credit losses due to the COVID-19 global pandemic; changes in laws or the regulatory environment including regulatory reform initiatives and policies of the U.S. Department of Treasury, the Board of Governors of the Federal Reserve System (the “Federal Reserve”), the Federal Deposit Insurance Corporation (“FDIC”), the SEC, the Consumer Financial Protection Bureau (“CFPB”), and the California Department of Financial Protection and Innovation (“DFPI”) – Division of Financial Institutions; the changes and effects thereof in trade, monetary and fiscal policies and laws, including the ongoing trade dispute between the U.S. and the People’s Republic of China and the monetary policies of the Federal Reserve; changes in the commercial and consumer real estate markets; changes in consumer or commercial spending, and savings and borrowing habits, patterns and behaviors; fluctuations in the Company’s stock price; impact from potential changes to income tax laws and regulations, federal spending and economic stimulus programs; the Company’s ability to compete effectively against financial institutions in its banking markets and other entities, including as a result of emerging technologies; the soundness of other financial institutions; success and timing of the Company’s business strategies; the Company’s ability to retain key officers and employees; impact on the Company’s funding costs, net interest income and net interest margin from changes in key variable market interest rates, competition, regulatory requirements and the Company’s product mix; changes in the Company’s costs of operation, compliance and expansion; the Company’s ability to adopt and successfully integrate new technologies into its business in a strategic manner; impact of the benchmark interest rate reform in the U.S. including the transition away from USD London Interbank Offered Rate (“LIBOR”) to alternative reference rates; impact of communications or technology disruption, failure in, or breach of, the Company’s operational or security systems or infrastructure, or those of third parties with which the Company does business, including as a result of cyber-attacks, and other similar matters which could result in, among other things, confidential and/or proprietary information being disclosed or misused and materially impact the Company’s ability to provide services to its clients; adequacy of the Company’s risk management framework, disclosure controls and procedures and internal control over financial reporting; future credit quality and performance, including the Company’s expectations regarding future credit losses and allowance levels; impact of adverse changes to the Company’s credit ratings from major credit rating agencies; impact of adverse judgments or settlements in litigation; impact on the Company’s operations due to political developments, disease pandemics, wars, civil unrest, terrorism or other hostilities that may disrupt or increase volatility in securities or otherwise affect business and economic conditions; heightened regulatory and governmental oversight and scrutiny of the Company’s business practices, including dealings with consumers; impact of reputational risk from negative publicity, fines and penalties and other negative consequences from regulatory violations, legal actions and the Company’s interactions with business partners, counterparties, service providers and other third parties; impact of regulatory enforcement actions; changes in accounting standards as may be required by the Financial Accounting Standards Board (“FASB”) or other regulatory agencies and their impact on critical accounting policies and assumptions; the Company’s capital requirements and its ability to generate capital internally or raise capital on favorable terms; impact on the Company’s liquidity due to changes in the Company’s ability to pay dividends and repurchase common stock and to receive dividends from its subsidiaries; any future strategic acquisitions or divestitures; changes in the equity and debt securities markets; fluctuations in foreign currency exchange rates; impact of increased focus on social, environmental and sustainability matters, which may affect the Company’s operations as well as those of its customers and the economy more broadly; significant turbulence or disruption in the capital or financial markets, which could result in, among other things, a reduction in the availability of funding or increases in funding costs, declines in asset values and/or recognition of allowance for credit losses on securities held in the Company’s available-for-sale (“AFS”) debt securities portfolio; and impact of climate change, natural or man-made disasters or calamities, such as wildfires, droughts and earthquakes, all of which are particularly common in California, or other events that may directly or indirectly result in a negative impact on the Company’s financial performance.

For a more detailed discussion of some of the factors that might cause such differences, see the Company’s 2020 Form 10-K under the heading Item 1A. Risk Factors and the information set forth under Item 1A. Risk Factors in the Company’s Quarterly Reports on Form 10-Q. The Company does not undertake, and specifically disclaims any obligation to update or revise any forward-looking statements to reflect the occurrence of events or circumstances after the date of such statements except as required by law.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEET
($ and shares in thousands, except per share data)
(unaudited)
Table 1

				December 31, 2021 % or Basis Point Change
	December 31, 2021	September 30, 2021	December 31, 2020	Qtr-o-Qtr		Yr-o-Yr
Assets
Cash and due from banks	$527,317	$594,631	$592,117	(11.3)%		(10.9)%
Interest-bearing cash with banks	3,385,618	4,258,270	3,425,854	(20.5)		(1.2)
Cash and cash equivalents	3,912,935	4,852,901	4,017,971	(19.4)		(2.6)
Interest-bearing deposits with banks	736,492	855,162	809,728	(13.9)		(9.0)
Assets purchased under resale agreements (“resale agreements”)	2,353,503	2,596,142	1,460,000	(9.3)		61.2
Available-for-sale (“AFS”) debt securities (amortized cost of $10,087,179, $9,783,180 and $5,470,523)	9,965,353	9,713,006	5,544,658	2.6		79.7
Federal Home Loan Bank (“FHLB”) and Federal Reserve Bank (“FRB”) stock	77,434	77,200	83,046	0.3		(6.8)
Loans held-for-sale (“HFS”)	635	—	1,788	100.0		(64.5)
Loans held-for-investment (''HFI'') (net of allowance for loan losses of $541,579, $560,404 and $619,983)	41,152,202	39,921,301	37,770,972	3.1		9.0
Investments in qualified affordable housing partnerships, net	289,741	297,367	213,555	(2.6)		35.7
Investments in tax credit and other investments, net	338,522	367,428	266,525	(7.9)		27.0
Goodwill	465,697	465,697	465,697	—		—
Operating lease right-of-use assets	98,632	99,785	95,460	(1.2)		3.3
Other assets	1,479,555	1,713,121	1,427,513	(13.6)		3.6
Total assets	$60,870,701	$60,959,110	$52,156,913	(0.1)%		16.7%

Liabilities and Stockholders’ Equity
Deposits	$53,350,532	$53,356,190	$44,862,752	(0.0)%		18.9%
Short-term borrowings	—	—	21,009	—		(100.0)
FHLB advances	249,331	248,898	652,612	0.2		(61.8)
Assets sold under repurchase agreements (“repurchase agreements”)	300,000	300,000	300,000	—		—
Long-term debt and finance lease liabilities	151,997	151,795	151,739	0.1		0.2
Operating lease liabilities	105,534	107,107	102,830	(1.5)		2.6
Accrued expenses and other liabilities	876,089	1,104,919	796,796	(20.7)		10.0
Total liabilities	55,033,483	55,268,909	46,887,738	(0.4)		17.4
Stockholders’ equity	5,837,218	5,690,201	5,269,175	2.6		10.8
Total liabilities and stockholders’ equity	$60,870,701	$60,959,110	$52,156,913	(0.1)%		16.7%

Book value per common share	$41.13	$40.10	$37.22	2.6%		10.5%
Tangible equity (1) per common share	$37.79	$36.75	$33.85	2.8		11.6
Number of common shares at period-end	141,908	141,884	141,565	0.0		0.2
Tangible equity to tangible assets ratio (1)	8.88%	8.62%	9.27%	26	bps	(39)	bps

(1)See reconciliation of GAAP to non-GAAP financial measures in Table 13.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
TOTAL LOANS AND DEPOSITS DETAIL
($ in thousands)
(unaudited)
Table 2

				December 31, 2021 % Change
	December 31, 2021	September 30, 2021	December 31, 2020	Qtr-o-Qtr	Yr-o-Yr
Loans:
Commercial:
Commercial and industrial (“C&I”) (1)	$14,150,608	$13,831,649	$13,631,726	2.3%	3.8%
Commercial real estate (“CRE”):
CRE	12,155,047	11,818,065	11,174,611	2.9	8.8
Multifamily residential	3,675,605	3,340,378	3,033,998	10.0	21.1
Construction and land	346,486	376,921	599,692	(8.1)	(42.2)
Total CRE	16,177,138	15,535,364	14,808,301	4.1	9.2
Consumer:
Residential mortgage:
Single-family residential	9,093,702	9,021,801	8,185,953	0.8	11.1
Home equity lines of credit (“HELOCs”)	2,144,821	1,963,622	1,601,716	9.2	33.9
Total residential mortgage	11,238,523	10,985,423	9,787,669	2.3	14.8
Other consumer	127,512	129,269	163,259	(1.4)	(21.9)
Total loans HFI (2)	41,693,781	40,481,705	38,390,955	3.0	8.6
Loans HFS	635	—	1,788	100.0	(64.5)
Total loans (1)(2)	41,694,416	40,481,705	38,392,743	3.0	8.6
Allowance for loan losses	(541,579)	(560,404)	(619,983)	(3.4)	(12.6)
Net loans (2)	$41,152,837	$39,921,301	$37,772,760	3.1	8.9

Deposits:
Noninterest-bearing demand	$22,845,464	$23,175,471	$16,298,301	(1.4)%	40.2%
Interest-bearing checking	6,524,721	6,530,601	6,142,193	(0.1)	6.2
Money market	13,130,300	12,555,879	10,740,667	4.6	22.2
Savings	2,888,065	2,855,597	2,681,242	1.1	7.7
Time deposits	7,961,982	8,238,642	9,000,349	(3.4)	(11.5)
Total deposits	$53,350,532	$53,356,190	$44,862,752	(0.0)%	18.9%

(1)Includes $534.2 million, $807.3 million and $1.57 billion of Paycheck Protection Program (“PPP”) loans as of December 31, 2021, September 30, 2021 and December 31, 2020, respectively. Excluding PPP loans, total loans were $41.16 billion, $39.67 billion and $36.82 billion as of December 31, 2021, September 30, 2021 and December 31, 2020, respectively.
(2)Includes net deferred loan fees, unearned fees, unamortized premiums and unaccreted discounts of $(50.7) million, $(54.3) million and $(58.8) million as of December 31, 2021, September 30, 2021 and December 31, 2020, respectively. Net origination fees related to PPP loans were $(5.7) million, $(13.5) million and $(12.7) million as of December 31, 2021, September 30, 2021 and December 31, 2020, respectively.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENT OF INCOME
($ and shares in thousands, except per share data)
(unaudited)
Table 3

	Three Months Ended			December 31, 2021 % Change
	December 31, 2021	September 30, 2021	December 31, 2020	Qtr-o-Qtr	Yr-o-Yr
Interest and dividend income (1)	$422,708	$415,307	$381,348	1.8%	10.8%
Interest expense	17,011	19,601	34,767	(13.2)	(51.1)
Net interest income before provision for credit losses	405,697	395,706	346,581	2.5	17.1
(Reversal of) provision for credit losses	(10,000)	(10,000)	24,340	—	NM
Net interest income after provision for credit losses	415,697	405,706	322,241	2.5	29.0
Noninterest income	71,489	73,109	69,832	(2.2)	2.4
Noninterest expense	210,105	205,384	178,651	2.3	17.6
Income before income taxes	277,081	273,431	213,422	1.3	29.8
Income tax expense	59,285	47,982	49,338	23.6	20.2
Net income	$217,796	$225,449	$164,084	(3.4)%	32.7%
Earnings per share (“EPS”)
- Basic	$1.53	$1.59	$1.16	(3.4)%	32.4%
- Diluted	$1.52	$1.57	$1.15	(3.5)	32.0
Weighted-average number of shares outstanding
- Basic	141,907	141,880	141,564	0.0%	0.2%
- Diluted	143,323	143,143	142,529	0.1	0.6

	Three Months Ended			December 31, 2021 % Change
	December 31, 2021	September 30, 2021	December 31, 2020	Qtr-o-Qtr	Yr-o-Yr
Noninterest income:
Lending fees	$20,739	$17,516	$18,387	18.4%	12.8%
Deposit account fees	20,028	18,508	14,256	8.2	40.5
Interest rate contracts and other derivative income	1,932	7,156	12,967	(73.0)	(85.1)
Foreign exchange income	13,343	13,101	6,679	1.8	99.8
Wealth management fees	5,291	5,598	4,497	(5.5)	17.7
Net gains on sales of loans	2,308	3,329	3,058	(30.7)	(24.5)
Gains on sales of AFS debt securities	390	354	432	10.2	(9.7)
Other investment income	2,982	5,349	3,989	(44.3)	(25.2)
Other income	4,476	2,198	5,567	103.6	(19.6)
Total noninterest income	$71,489	$73,109	$69,832	(2.2)%	2.4%
Noninterest expense:
Compensation and employee benefits	$114,743	$105,751	$105,400	8.5%	8.9%
Occupancy and equipment expense	15,846	15,851	16,548	(0.0)	(4.2)
Deposit insurance premiums and regulatory assessments	4,772	4,641	3,995	2.8	19.4
Deposit account expense	4,307	4,136	3,501	4.1	23.0
Data processing	4,175	3,575	4,707	16.8	(11.3)
Computer software expense	7,494	8,426	7,027	(11.1)	6.6
Consulting expense	1,539	1,635	1,537	(5.9)	0.1
Legal expense	2,175	2,363	1,673	(8.0)	30.0
Other operating expense	23,254	20,998	22,000	10.7	5.7
Amortization of tax credit and other investments	31,800	38,008	12,263	(16.3)	159.3
Total noninterest expense	$210,105	$205,384	$178,651	2.3%	17.6%

NM - Not meaningful.
(1)Includes $9.6 million, $15.2 million and $14.2 million of interest income related to PPP loans for the three months ended December 31, 2021, September 30, 2021 and December 31, 2020, respectively.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENT OF INCOME
($ and shares in thousands, except per share data)
(unaudited)
Table 4

	Year Ended		December 31, 2021 % Change
	December 31, 2021	December 31, 2020	Yr-o-Yr
Interest and dividend income (1)	$1,618,734	$1,595,042	1.5%
Interest expense	87,163	217,849	(60.0)
Net interest income before provision for credit losses	1,531,571	1,377,193	11.2
(Reversal of ) provision for credit losses	(35,000)	210,653	NM
Net interest income after provision for credit losses	1,566,571	1,166,540	34.3
Noninterest income	285,895	235,547	21.4
Noninterest expense	796,089	716,322	11.1
Income before income taxes	1,056,377	685,765	54.0
Income tax expense	183,396	117,968	55.5
Net income	$872,981	$567,797	53.7%
EPS
- Basic	$6.16	$3.99	54.3%
- Diluted	$6.10	$3.97	53.6
Weighted-average number of shares outstanding
- Basic	141,826	142,336	(0.4)%
- Diluted	143,140	142,991	0.1

	Year Ended		December 31, 2021 % Change
	December 31, 2021	December 31, 2020	Yr-o-Yr
Noninterest income:
Lending fees	$77,704	$74,842	3.8%
Deposit account fees	71,261	48,148	48.0
Interest rate contracts and other derivative income	22,913	31,685	(27.7)
Foreign exchange income	48,977	22,370	118.9
Wealth management fees	25,751	17,494	47.2
Net gains on sales of loans	8,909	4,501	97.9
Gains on sales of AFS debt securities	1,568	12,299	(87.3)
Other investment income	16,852	10,641	58.4
Other income	11,960	13,567	(11.8)
Total noninterest income	$285,895	$235,547	21.4%
Noninterest expense:
Compensation and employee benefits	$433,728	$404,071	7.3%
Occupancy and equipment expense	62,996	66,489	(5.3)
Deposit insurance premiums and regulatory assessments	17,563	15,128	16.1
Deposit account expense	16,152	13,530	19.4
Data processing	16,263	16,603	(2.0)
Computer software expense	30,600	29,033	5.4
Consulting expense	6,517	5,391	20.9
Legal expense	8,015	7,766	3.2
Other operating expense	81,798	79,489	2.9
Amortization of tax credit and other investments	122,457	70,082	74.7
Repurchase agreements’ extinguishment cost	—	8,740	(100.0)
Total noninterest expense	$796,089	$716,322	11.1%

NM - Not meaningful.
(1)Includes $55.2 million and $43.3 million of interest income related to PPP loans for the years ended December 31, 2021 and 2020, respectively.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
SELECTED AVERAGE BALANCES
($ in thousands)
(unaudited)
Table 5

	Three Months Ended			December 31, 2021 % Change		Year Ended		December 31, 2021 % Change
	December 31, 2021	September 30, 2021	December 31, 2020	Qtr-o-Qtr	Yr-o-Yr	December 31, 2021	December 31, 2020	Yr-o-Yr
Loans:
Commercial:
C&I (1)	$13,592,203	$13,531,338	$13,332,194	0.4%	2.0%	$13,656,720	$13,074,883	4.5%
CRE:
CRE	11,954,535	11,747,607	11,067,392	1.8	8.0	11,663,144	10,828,037	7.7
Multifamily residential	3,434,274	3,248,281	3,051,472	5.7	12.5	3,213,582	3,009,365	6.8
Construction and land	340,940	415,812	588,665	(18.0)	(42.1)	445,333	597,118	(25.4)
Total CRE	15,729,749	15,411,700	14,707,529	2.1	7.0	15,322,059	14,434,520	6.1
Consumer:
Residential mortgage:
Single-family residential	9,031,677	8,962,533	7,990,035	0.8	13.0	8,742,565	7,613,706	14.8
HELOCs	2,052,383	1,912,629	1,558,781	7.3	31.7	1,859,073	1,480,516	25.6
Total residential mortgage	11,084,060	10,875,162	9,548,816	1.9	16.1	10,601,638	9,094,222	16.6
Other consumer	126,557	141,951	137,186	(10.8)	(7.7)	136,280	195,392	(30.3)
Total loans (2)	$40,532,569	$39,960,151	$37,725,725	1.4%	7.4%	$39,716,697	$36,799,017	7.9%

Interest-earning assets	$58,944,082	$58,239,480	$49,703,349	1.2%	18.6%	$56,256,388	$46,239,709	21.7%
Total assets	$62,183,137	$61,359,533	$52,466,325	1.3%	18.5%	$59,251,091	$48,937,793	21.1%

Deposits:
Noninterest-bearing demand	$24,019,333	$23,169,323	$16,311,010	3.7%	47.3%	$21,271,410	$13,823,152	53.9%
Interest-bearing checking	6,462,471	6,646,515	6,067,849	(2.8)	6.5	6,543,817	5,357,934	22.1
Money market	12,920,174	12,604,827	10,626,940	2.5	21.6	12,428,025	9,881,284	25.8
Savings	2,841,352	2,792,702	2,450,980	1.7	15.9	2,746,933	2,234,913	22.9
Time deposits	8,072,917	8,283,265	8,965,337	(2.5)	(10.0)	8,493,511	9,465,608	(10.3)
Total deposits	$54,316,247	$53,496,632	$44,422,116	1.5%	22.3%	$51,483,696	$40,762,891	26.3%

Interest-bearing liabilities	$31,011,536	$31,039,410	$29,666,559	(0.1)%	4.5%	$31,077,459	$28,798,277	7.9%
Stockholders’ equity	$5,786,237	$5,680,306	$5,243,203	1.9%	10.4%	$5,559,212	$5,082,186	9.4%

(1)Includes average balances of PPP loans of $677.2 million, $1.11 billion and $1.70 billion for the three months ended December 31, 2021, September 30, 2021 and December 31, 2020, respectively, and $1.39 billion and $1.24 billion for the years ended December 31, 2021 and 2020, respectively.
(2)Includes loans HFS.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
QUARTER-TO-DATE AVERAGE BALANCES, YIELDS AND RATES
($ in thousands)
(unaudited)
Table 6

	Three Months Ended
	December 31, 2021			September 30, 2021
	Average		Average	Average		Average
	Balance	Interest	Yield/Rate (1)	Balance	Interest	Yield/Rate (1)
Assets
Interest-earning assets:
Interest-bearing cash and deposits with banks	$6,050,870	$3,750	0.25%	$7,036,823	$4,521	0.25%
Resale agreements	2,440,636	9,162	1.49%	2,382,741	8,957	1.49%
AFS debt securities	9,842,691	42,367	1.71%	8,782,682	37,826	1.71%
Loans (2)	40,532,569	366,936	3.59%	39,960,151	363,503	3.61%
FHLB and FRB stock	77,316	493	2.53%	77,083	500	2.57%
Total interest-earning assets	58,944,082	422,708	2.85%	58,239,480	415,307	2.83%

Noninterest-earning assets:
Cash and due from banks	652,126			627,640
Allowance for loan losses	(558,645)			(584,827)
Other assets	3,145,574			3,077,240
Total assets	$62,183,137			$61,359,533

Liabilities and Stockholders’ Equity
Interest-bearing liabilities:
Checking deposits	$6,462,471	$1,846	0.11%	$6,646,515	$3,186	0.19%
Money market deposits	12,920,174	3,172	0.10%	12,604,827	3,446	0.11%
Savings deposits	2,841,352	1,734	0.24%	2,792,702	1,943	0.28%
Time deposits	8,072,917	6,617	0.33%	8,283,265	7,395	0.35%
Federal funds purchased and other short-term borrowings	730	—	—%	620	—	—%
FHLB advances	249,048	856	1.36%	248,614	857	1.37%
Repurchase agreements	313,075	2,018	2.56%	310,997	2,012	2.57%
Long-term debt and finance lease liabilities	151,769	768	2.01%	151,870	762	1.99%
Total interest-bearing liabilities	31,011,536	17,011	0.22%	31,039,410	19,601	0.25%

Noninterest-bearing liabilities and stockholders’ equity:
Demand deposits	24,019,333			23,169,323
Accrued expenses and other liabilities	1,366,031			1,470,494
Stockholders’ equity	5,786,237			5,680,306
Total liabilities and stockholders’ equity	$62,183,137			$61,359,533

Interest rate spread			2.63%			2.58%
Net interest income and net interest margin		$405,697	2.73%		$395,706	2.70%
Adjusted net interest income and adjusted net interest margin (3)		$396,105	2.70%		$380,494	2.64%

(1)Annualized.
(2)Includes loans HFS. Average balances of PPP loans were $677.2 million and $1.11 billion for the three months ended December 31, 2021 and September 30, 2021, respectively.
(3)Net interest income and net interest margin for the three months ended December 31, 2021 and September 30, 2021 have been adjusted for the impact of PPP loans. See reconciliation of GAAP to non-GAAP financial measures in Table 14.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
QUARTER-TO-DATE AVERAGE BALANCES, YIELDS AND RATES
($ in thousands)
(unaudited)
Table 7

	Three Months Ended
	December 31, 2021			December 31, 2020
	Average		Average	Average			Average
	Balance	Interest	Yield/Rate (1)	Balance		Interest	Yield/Rate (1)
Assets
Interest-earning assets:
Interest-bearing cash and deposits with banks	$6,050,870	$3,750	0.25%	$5,609,965		$4,458	0.32%
Resale agreements	2,440,636	9,162	1.49%	1,257,826		4,955	1.57%
AFS debt securities	9,842,691	42,367	1.71%	5,029,820		22,914	1.81%
Loans (2)	40,532,569	366,936	3.59%	37,725,725		348,578	3.68%
FHLB and FRB stock	77,316	493	2.53%	80,013		443	2.20%
Total interest-earning assets	58,944,082	422,708	2.85%	49,703,349		381,348	3.05%

Noninterest-earning assets:
Cash and due from banks	652,126			580,989
Allowance for loan losses	(558,645)			(618,207)
Other assets	3,145,574			2,800,194
Total assets	$62,183,137			$52,466,325

Liabilities and Stockholders’ Equity
Interest-bearing liabilities:
Checking deposits	$6,462,471	$1,846	0.11%	$6,067,849		$4,218	0.28%
Money market deposits	12,920,174	3,172	0.10%	10,626,940		5,542	0.21%
Savings deposits	2,841,352	1,734	0.24%	2,450,980		1,655	0.27%
Time deposits	8,072,917	6,617	0.33%	8,965,337		16,727	0.74%
Federal funds purchased and other short-term borrowings	730	—	—%	47,500		276	2.31%
FHLB advances	249,048	856	1.36%	653,748		3,137	1.91%
Repurchase agreements	313,075	2,018	2.56%	335,737		2,080	2.46%
Long-term debt and finance lease liabilities	151,769	768	2.01%	518,468	(3)	1,132	0.87%
Total interest-bearing liabilities	31,011,536	17,011	0.22%	29,666,559		34,767	0.47%

Noninterest-bearing liabilities and stockholders’ equity:
Demand deposits	24,019,333			16,311,010
Accrued expenses and other liabilities	1,366,031			1,245,553
Stockholders’ equity	5,786,237			5,243,203
Total liabilities and stockholders’ equity	$62,183,137			$52,466,325

Interest rate spread			2.63%				2.58%
Net interest income and net interest margin		$405,697	2.73%			$346,581	2.77%
Adjusted net interest income and adjusted net interest margin (4)		$396,105	2.70%			$332,701	2.76%

(1)Annualized.
(2)Includes loans HFS. Average balances of PPP loans were $677.2 million and $1.70 billion for the three months ended December 31, 2021 and 2020, respectively.
(3)Primarily includes average balances from the Federal Reserve Paycheck Protection Program Liquidity Facility (“PPPLF”), which was repaid in full during the fourth quarter of 2020.
(4)Net interest income and net interest margin for the three months ended December 31, 2021 and 2020 have been adjusted for the impact of PPP loans. Net interest margin for the three months ended December 31, 2020 has been adjusted for advances from the PPPLF. See reconciliation of GAAP to non-GAAP financial measures in Table 14.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
YEAR-TO-DATE AVERAGE BALANCES, YIELDS AND RATES
($ in thousands)
(unaudited)
Table 8

	Year Ended
	December 31, 2021			December 31, 2020
	Average		Average	Average			Average
	Balance	Interest	Yield/Rate	Balance		Interest	Yield/Rate
Assets
Interest-earning assets:
Interest-bearing cash and deposits with banks	$6,071,896	$15,531	0.26%	$4,236,430		$25,175	0.59%
Resale agreements (1)	2,107,157	32,239	1.53%	1,101,434		21,389	1.94%
AFS debt securities	8,281,234	143,983	1.74%	4,023,668		82,553	2.05%
Loans (2)	39,716,697	1,424,900	3.59%	36,799,017		1,464,382	3.98%
FHLB and FRB stock	79,404	2,081	2.62%	79,160		1,543	1.95%
Total interest-earning assets	56,256,388	1,618,734	2.88%	46,239,709		1,595,042	3.45%

Noninterest-earning assets:
Cash and due from banks	615,255			528,406
Allowance for loan losses	(592,211)			(577,560)
Other assets	2,971,659			2,747,238
Total assets	$59,251,091			$48,937,793

Liabilities and Stockholders’ Equity
Interest-bearing liabilities:
Checking deposits	$6,543,817	$13,023	0.20%	$5,357,934		$24,213	0.45%
Money market deposits	12,428,025	15,041	0.12%	9,881,284		42,720	0.43%
Savings deposits	2,746,933	7,496	0.27%	2,234,913		6,398	0.29%
Time deposits	8,493,511	33,599	0.40%	9,465,608		111,411	1.18%
Federal funds purchased and other short-term borrowings	1,584	42	2.65%	108,398		1,504	1.39%
FHLB advances	404,789	6,881	1.70%	664,370		13,792	2.08%
Repurchase agreements (1)	306,845	7,999	2.61%	350,849		11,766	3.35%
Long-term debt and finance lease liabilities	151,955	3,082	2.03%	734,921	(3)	6,045	0.82%
Total interest-bearing liabilities	31,077,459	87,163	0.28%	28,798,277		217,849	0.76%

Noninterest-bearing liabilities and stockholders’ equity:
Demand deposits	21,271,410			13,823,152
Accrued expenses and other liabilities	1,343,010			1,234,178
Stockholders’ equity	5,559,212			5,082,186
Total liabilities and stockholders’ equity	$59,251,091			$48,937,793

Interest rate spread			2.60%				2.69%
Net interest income and net interest margin		$1,531,571	2.72%			$1,377,193	2.98%
Adjusted net interest income and adjusted net interest margin (4)		$1,476,373	2.69%			$1,335,968	2.97%

(1)Average balances of resale and repurchase agreements for the year ended December 31, 2020 have been reported net, pursuant to ASC 210-20-45-11, Balance Sheet Offsetting: Repurchase and Reverse Repurchase Agreements. The weighted-average yields of gross resale and gross repurchase agreements for the year ended December 31, 2020 were 1.94% and 3.25%, respectively.
(2)Includes loans HFS. Average balances of PPP loans were $1.39 billion and $1.24 billion for the years ended December 31, 2021 and 2020, respectively.
(3)Primarily includes average balances of PPPLF, which was repaid in full during the fourth quarter of 2020.
(4)Net interest income and net interest margin for the year ended December 31, 2021 and 2020 have been adjusted for the impact of PPP loans. Net interest margin for the year ended December 31, 2020 has been adjusted for advances from the PPPLF. See reconciliation of GAAP to non-GAAP financial measures in Table 14.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
SELECTED RATIOS
(unaudited)
Table 9

	Three Months Ended (1)				December 31, 2021 Basis Point Change
	December 31, 2021	September 30, 2021	December 31, 2020		Qtr-o-Qtr		Yr-o-Yr
Return on average assets	1.39%	1.46%	1.24%		(7)	bps	15	bps
Return on average equity	14.93%	15.75%	12.45%		(82)		248
Return on average tangible equity (2)	16.32%	17.25%	13.77%		(93)		255
Adjusted return on average tangible equity (2)	16.32%	17.25%	13.56%		(93)		276
Interest rate spread	2.63%	2.58%	2.58%		5		5
Net interest margin	2.73%	2.70%	2.77%		3		(4)
Adjusted net interest margin (2)	2.70%	2.64%	2.76%		6		(6)
Average loan yield	3.59%	3.61%	3.68%		(2)		(9)
Adjusted average loan yield (2)	3.56%	3.56%	3.69%		—		(13)
Yield on average interest-earning assets	2.85%	2.83%	3.05%		2		(20)
Average cost of interest-bearing deposits	0.18%	0.21%	0.40%		(3)		(22)
Average cost of deposits	0.10%	0.12%	0.25%		(2)		(15)
Average cost of funds	0.12%	0.14%	0.30%		(2)		(18)
Adjusted pre-tax, pre-provision profitability ratio (2)	1.91%	1.95%	1.90%		(4)		1
Adjusted noninterest expense/average assets (2)	1.13%	1.08%	1.26%		5		(13)
Efficiency ratio	44.03%	43.81%	42.90%		22		113
Adjusted efficiency ratio (2)	37.24%	35.55%	39.76%		169	bps	(252)	bps

	Year Ended		December 31, 2021 Basis Point Change
	December 31, 2021	December 31, 2020	Yr-o-Yr
Return on average assets	1.47%	1.16%	31	bps
Return on average equity	15.70%	11.17%	453
Return on average tangible equity (2)	17.24%	12.42%	482
Adjusted return on average tangible equity (2)	17.24%	12.37%	487
Interest rate spread	2.60%	2.69%	(9)
Net interest margin	2.72%	2.98%	(26)
Adjusted net interest margin (2)	2.69%	2.97%	(28)
Average loan yield	3.59%	3.98%	(39)
Adjusted average loan yield (2)	3.57%	4.00%	(43)
Yield on average interest-earning assets	2.88%	3.45%	(57)
Average cost of interest-bearing deposits	0.23%	0.69%	(46)
Average cost of deposits	0.13%	0.45%	(32)
Average cost of funds	0.17%	0.51%	(34)
Adjusted pre-tax, pre-provision profitability ratio (2)	1.94%	2.00%	(6)
Adjusted noninterest expense/average assets (2)	1.13%	1.30%	(17)
Efficiency ratio	43.80%	44.42%	(62)
Adjusted efficiency ratio (2)	36.91%	39.30%	(239)	bps

(1)Annualized except for efficiency ratio.
(2)See reconciliation of GAAP to non-GAAP financial measures in Tables 12, 13 and 14.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
ALLOWANCE FOR LOAN LOSSES & OFF-BALANCE-SHEET CREDIT EXPOSURES
($ in thousands)
(unaudited)
Table 10

		Three Months Ended December 31, 2021
		Commercial		Consumer
		C&I	Total CRE	Total Residential Mortgage	Other Consumer	Total
Allowance for loan losses, September 30, 2021		$342,142	$192,260	$21,684	$4,318	$560,404
Provision for (reversal of) credit losses on loans	(a)	2,397	(9,416)	(1,519)	(940)	(9,478)
Gross charge-offs		(12,328)	(2,872)	—	(1,454)	(16,654)
Gross recoveries		5,605	836	430	—	6,871
Total net (charge-offs) recoveries		(6,723)	(2,036)	430	(1,454)	(9,783)
Foreign currency translation adjustment		436	—	—	—	436
Allowance for loan losses, December 31, 2021		$338,252	$180,808	$20,595	$1,924	$541,579

		Three Months Ended September 30, 2021
		Commercial		Consumer
		C&I	Total CRE	Total Residential Mortgage	Other Consumer	Total
Allowance for loan losses, June 30, 2021		$362,528	$199,530	$19,468	$4,198	$585,724
(Reversal of) provision for credit losses on loans	(a)	(23,365)	8,527	2,972	130	(11,736)
Gross charge-offs		(1,154)	(16,903)	(912)	(10)	(18,979)
Gross recoveries		4,203	1,106	156	—	5,465
Total net recoveries (charge-offs)		3,049	(15,797)	(756)	(10)	(13,514)
Foreign currency translation adjustment		(70)	—	—	—	(70)
Allowance for loan losses, September 30, 2021		$342,142	$192,260	$21,684	$4,318	$560,404

		Three Months Ended December 31, 2020
		Commercial		Consumer
		C&I	Total CRE	Total Residential Mortgage	Other Consumer	Total
Allowance for loan losses, September 30, 2020		$389,021	$201,018	$25,895	$2,318	$618,252
Provision for (reversal of) credit losses on loans	(a)	15,041	12,837	(7,848)	(184)	19,846
Gross charge-offs		(8,759)	(12,518)	—	(5)	(21,282)
Gross recoveries		2,033	266	163	1	2,463
Total net (charge-offs) recoveries		(6,726)	(12,252)	163	(4)	(18,819)
Foreign currency translation adjustment		704	—	—	—	704
Allowance for loan losses, December 31, 2020		$398,040	$201,603	$18,210	$2,130	$619,983

EAST WEST BANCORP, INC. AND SUBSIDIARIES
ALLOWANCE FOR LOAN LOSSES & OFF-BALANCE-SHEET CREDIT EXPOSURES
($ in thousands)
(unaudited)
Table 10 (continued)

		Year Ended December 31, 2021
		Commercial		Consumer
		C&I	Total CRE	Total Residential Mortgage	Other Consumer	Total
Allowance for loan losses, December 31, 2020		$398,040	$201,603	$18,210	$2,130	$619,983
(Reversal of) provision for credit losses on loans	(a)	(39,715)	6,782	2,710	1,286	(28,937)
Gross charge-offs		(32,490)	(31,514)	(1,091)	(1,497)	(66,592)
Gross recoveries		11,906	3,937	766	5	16,614
Total net charge-offs		(20,584)	(27,577)	(325)	(1,492)	(49,978)
Foreign currency translation adjustment		511	—	—	—	511
Allowance for loan losses, December 31, 2021		$338,252	$180,808	$20,595	$1,924	$541,579

		Year Ended December 31, 2020
		Commercial		Consumer
		C&I	Total CRE	Total Residential Mortgage	Other Consumer	Total
Allowance for loan losses, December 31, 2019		$238,376	$82,739	$33,792	$3,380	$358,287
Impact of ASU 2016-13 adoption		74,237	54,168	(5,468)	2,221	125,158
Allowance for loan losses, January 1, 2020		$312,613	$136,907	$28,324	$5,601	$483,445
Provision for (reversal of) credit losses on loans	(a)	145,212	67,387	(10,527)	(3,381)	198,691
Gross charge-offs		(66,225)	(15,206)	(221)	(185)	(81,837)
Gross recoveries		5,428	12,515	634	95	18,672
Total net (charge-offs) recoveries		(60,797)	(2,691)	413	(90)	(63,165)
Foreign currency translation adjustment		1,012	—	—	—	1,012
Allowance for loan losses, December 31, 2020		$398,040	$201,603	$18,210	$2,130	$619,983

		Three Months Ended			Year Ended
		December 31, 2021	September 30, 2021	December 31, 2020	December 31, 2021	December 31, 2020
Unfunded Credit Facilities
Allowance for unfunded credit commitments, beginning of period (1)		$28,036	$26,300	$29,083	$33,577	$11,158
Impact of ASU 2016-13 adoption		—	—	—	—	10,457
(Reversal of) provision for credit losses on unfunded credit commitments	(b)	(522)	1,736	4,494	(6,063)	11,962
Allowance for unfunded credit commitments, end of period (1)		$27,514	$28,036	$33,577	$27,514	$33,577

(Reversal of) provision for credit losses	(a)+(b)	$(10,000)	$(10,000)	$24,340	$(35,000)	$210,653

(1)Included in Accrued expenses and other liabilities on the Consolidated Balance Sheet.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
CRITICIZED LOANS, NONPERFORMING ASSETS AND CREDIT QUALITY RATIOS
($ in thousands)
(unaudited)
Table 11

Criticized Loans	December 31, 2021	September 30, 2021	December 31, 2020
Special mention loans	$384,694	$448,497	$564,555
Classified loans	448,362	561,787	652,880
Total criticized loans	$833,056	$1,010,284	$1,217,435

Nonperforming Assets	December 31, 2021	September 30, 2021	December 31, 2020
Nonaccrual loans:
Commercial:
C&I	$59,023	$97,157	$133,939
Total CRE	9,942	15,359	50,214
Consumer:
Total residential mortgage	24,164	18,153	28,510
Other consumer	52	2,491	2,491
Total nonaccrual loans	93,181	133,160	215,154
Other real estate owned, net	363	28,800	15,824
Other nonperforming assets	9,938	10,681	3,890
Total nonperforming assets	$103,482	$172,641	$234,868

Credit Quality Ratios	December 31, 2021	September 30, 2021	December 31, 2020
Annualized quarterly net charge-offs to average loans HFI	0.10%	0.13%	0.20%
Annual net charge-offs to average loans HFI	0.13%	N/A	0.17%
Special mention loans to loans HFI	0.92%	1.11%	1.47%
Classified loans to loans HFI	1.08%	1.39%	1.70%
Criticized loans to loans HFI	2.00%	2.50%	3.17%
Nonperforming assets to total assets	0.17%	0.28%	0.45%
Nonaccrual loans to loans HFI	0.22%	0.33%	0.56%
Allowance for loan losses to loans HFI	1.30%	1.38%	1.61%

EAST WEST BANCORP, INC. AND SUBSIDIARIES
GAAP TO NON-GAAP RECONCILIATION
($ in thousands)
(unaudited)
Table 12
Adjusted efficiency ratio represents adjusted noninterest expense divided by revenue. Adjusted pre-tax, pre-provision profitability ratio represents revenue less adjusted noninterest expense, divided by average total assets. Adjusted noninterest expense excludes the amortization of tax credit and other investments, the amortization of core deposit intangibles and the extinguishment cost on repurchase agreements. Management believes that the measures and ratios presented below provide clarity to financial statement users regarding the ongoing performance of the Company and allow comparability to prior periods.

		Three Months Ended
		December 31, 2021	September 30, 2021	December 31, 2020
Net interest income before provision for credit losses	(a)	$405,697	$395,706	$346,581
Total noninterest income		71,489	73,109	69,832
Total revenue	(b)	$477,186	$468,815	$416,413

Total noninterest expense	(c)	$210,105	$205,384	$178,651
Less: Amortization of tax credit and other investments		(31,800)	(38,008)	(12,263)
Amortization of core deposit intangibles		(602)	(705)	(823)
Adjusted noninterest expense	(d)	$177,703	$166,671	$165,565
Efficiency ratio	(c)/(b)	44.03%	43.81%	42.90%
Adjusted efficiency ratio	(d)/(b)	37.24%	35.55%	39.76%
Adjusted pre-tax, pre-provision income	(b)-(d) = (e)	$299,483	$302,144	$250,848
Average total assets	(f)	$62,183,137	$61,359,533	$52,466,325
Adjusted pre-tax, pre-provision profitability ratio (1)	(e)/(f)	1.91%	1.95%	1.90%
Adjusted noninterest expense/average assets (1)	(d)/(f)	1.13%	1.08%	1.26%

		Year Ended
		December 31, 2021	December 31, 2020
Net interest income before provision for credit losses	(g)	$1,531,571	$1,377,193
Total noninterest income		285,895	235,547
Total revenue	(h)	1,817,466	1,612,740

Total noninterest expense	(i)	$796,089	$716,322
Less: Amortization of tax credit and other investments		(122,457)	(70,082)
Amortization of core deposit intangibles		(2,749)	(3,634)
Repurchase agreements’ extinguishment cost		—	(8,740)
Adjusted noninterest expense	(j)	$670,883	$633,866
Efficiency ratio	(i)/(h)	43.80%	44.42%
Adjusted efficiency ratio	(j)/(h)	36.91%	39.30%
Adjusted pre-tax, pre-provision income	(h)-(j) = (k)	$1,146,583	$978,874
Average total assets	(l)	$59,251,091	$48,937,793
Adjusted pre-tax, pre-provision profitability ratio	(k)/(l)	1.94%	2.00%
Adjusted noninterest expense/average assets	(j)/(l)	1.13%	1.30%

(1)Annualized.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
GAAP TO NON-GAAP RECONCILIATION
($ in thousands)
(unaudited)
Table 13
The Company uses certain non-GAAP financial measures to provide supplemental information regarding the Company’s performance. Tangible equity and tangible equity to tangible assets ratio are non-GAAP financial measures. Tangible equity and tangible assets represent stockholders’ equity and total assets, respectively, which have been reduced by goodwill and other intangible assets. Given that the use of such measures and ratios is more prevalent in the banking industry, and such measures and ratios are used by banking regulators and analysts, the Company has included them below for discussion.

		December 31, 2021	September 30, 2021	December 31, 2020
Stockholders’ equity	(a)	$5,837,218	$5,690,201	$5,269,175
Less: Goodwill		(465,697)	(465,697)	(465,697)
Other intangible assets (1)		(9,334)	(9,849)	(11,899)
Tangible equity	(b)	$5,362,187	$5,214,655	$4,791,579

Total assets	(c)	$60,870,701	$60,959,110	$52,156,913
Less: Goodwill		(465,697)	(465,697)	(465,697)
Other intangible assets (1)		(9,334)	(9,849)	(11,899)
Tangible assets	(d)	$60,395,670	$60,483,564	$51,679,317
Total stockholders’ equity to total assets ratio	(a)/(c)	9.59%	9.33%	10.10%
Tangible equity to tangible assets ratio	(b)/(d)	8.88%	8.62%	9.27%

Adjusted return on average tangible equity represents adjusted tangible net income divided by average tangible equity. Adjusted tangible net income excludes the after-tax impacts of the amortization of core deposit intangibles and mortgage servicing assets, recoveries and uncertain tax position related to DC Solar (where applicable). Given that the use of such measures and ratios is more prevalent in the banking industry, and such measures and ratios are used by banking regulators and analysts, the Company has included them below for discussion.

		Three Months Ended						Year Ended
		December 31, 2021		September 30, 2021		December 31, 2020		December 31, 2021	December 31, 2020
Net income		$217,796		$225,449		$164,084		$872,981	$567,797
Add: Amortization of core deposit intangibles		602		705		823		2,749	3,634
Amortization of mortgage servicing assets		415		430		428		1,679	1,920
Tax effect of amortization adjustments (2)		(293)		(322)		(355)		(1,274)	(1,575)
Tangible net income	(e)	$218,520		$226,262		$164,980		$876,135	$571,776
Adjustments related to DC Solar
Less: Recoveries (3)		—		—		(10,739)		—	(10,739)
Tax effect of recoveries (2)		—		—		3,047		—	3,047
Add: Uncertain tax position recorded in income tax expense		—		—		5,127		—	5,127
Adjusted tangible net income	(f)	$218,520		$226,262		$162,415		$876,135	$569,211

Average stockholders’ equity		$5,786,237		$5,680,306		$5,243,203		$5,559,212	$5,082,186
Less: Average goodwill		(465,697)		(465,697)		(465,697)		(465,697)	(465,697)
Average other intangible assets (1)		(9,611)		(10,135)		(12,182)		(10,535)	(13,769)
Average tangible equity	(g)	$5,310,929		$5,204,474		$4,765,324		$5,082,980	$4,602,720
Return on average tangible equity	(e)/(g)	16.32%	(4)	17.25%	(4)	13.77%	(4)	17.24%	12.42%
Adjusted return on average tangible equity	(f)/(g)	16.32%	(4)	17.25%	(4)	13.56%	(4)	17.24%	12.37%

(1)Includes core deposit intangibles and mortgage servicing assets.
(2)Applied statutory tax rate of 28.77% for the three and twelve months ended December 31, 2021. Applied statutory tax rate of 28.37% for the three months ended September 30, 2021, and for the three and twelve months ended December 31, 2020.
(3)Included in Amortization of tax credit and other investments on the Consolidated Statement of Income.
(4)Annualized.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
GAAP TO NON-GAAP RECONCILIATION
($ in thousands)
(unaudited)
Table 14
In April 2020, the Company started accepting applications under the PPP administered by the Small Business Administration (“SBA”) under the Coronavirus Aid, Relief, and Economic Security Act and began to originate loans to qualified small businesses. In January 2021, the Company began processing applications under the second round of the SBA’s PPP in response to the Consolidated Appropriations Act, 2021 signed by the President on December 27, 2020. The PPP ended on May 31, 2021.
These loans are included in the Company’s C&I portfolio, have an interest rate of one percent and are 100% guaranteed by the SBA. Loan processing fees paid to the Company from the SBA are accounted for as loan origination fees, where net deferred fees are recognized on a straight line basis over the estimated life of the loan as a yield adjustment on the loans. If a loan is paid off or forgiven by the SBA prior to its projected estimated life, the remaining unamortized deferred fees will be recognized as interest income in that period. The Company drew down $1.44 billion from the PPPLF during the second quarter of 2020. The remaining balance of $1.43 billion as of September 2020 was repaid in full during the fourth quarter of 2020.
Adjusted loan yield and adjusted net interest margin for the three and twelve months ended December 31, 2021 and 2020, and three months ended September 30, 2021 exclude the impact of PPP loans. Net interest margin for the three and twelve months ended December 31, 2020 has also been adjusted for advances from the PPPLF. Management believes that presenting the adjusted average loan yield and adjusted net interest margin provide comparability to prior periods and these non-GAAP financial measures provide supplemental information regarding the Company’s performance.

		Three Months Ended						Year Ended
Yield on Average Loans		December 31, 2021		September 30, 2021		December 31, 2020		December 31, 2021	December 31, 2020
Interest income on loans	(a)	$366,936		$363,503		$348,578		$1,424,900	$1,464,382
Less: Interest income on PPP loans		(9,592)		(15,212)		(14,204)		(55,198)	(43,271)
Adjusted interest income on loans	(b)	$357,344		$348,291		$334,374		$1,369,702	$1,421,111

Average loans	(c)	$40,532,569		$39,960,151		$37,725,725		$39,716,697	$36,799,017
Less: Average PPP loans		(677,224)		(1,111,404)		(1,704,608)		(1,393,302)	(1,236,246)
Adjusted average loans	(d)	$39,855,345		$38,848,747		$36,021,117		$38,323,395	$35,562,771

Average loan yield	(a)/(c)	3.59%	(1)	3.61%	(1)	3.68%	(1)	3.59%	3.98%
Adjusted average loan yield	(b)/(d)	3.56%	(1)	3.56%	(1)	3.69%	(1)	3.57%	4.00%

Net Interest Margin
Net interest income before provision for credit losses	(e)	$405,697		$395,706		$346,581		$1,531,571	$1,377,193
Less: Interest income on PPP loans		(9,592)		(15,212)		(14,204)		(55,198)	(43,271)
Add: Interest expense on advances from the PPPLF		—		—		324		—	2,046
Adjusted net interest income	(f)	$396,105		$380,494		$332,701		$1,476,373	$1,335,968

Average interest-earning assets	(g)	$58,944,082		$58,239,480		$49,703,349		$56,256,388	$46,239,709
Less: Average PPP loans		(677,224)		(1,111,404)		(1,704,608)		(1,393,302)	(1,236,246)
Adjusted average interest-earning assets	(h)	$58,266,858		$57,128,076		$47,998,741		$54,863,086	$45,003,463

Net interest margin	(e)/(g)	2.73%	(1)	2.70%	(1)	2.77%	(1)	2.72%	2.98%
Adjusted net interest margin	(f)/(h)	2.70%	(1)	2.64%	(1)	2.76%	(1)	2.69%	2.97%

(1)Annualized.